Exhibit 99.1
STREAMLINE HEALTH SOLUTIONS, INC.
News Release of Streamline Health Solutions, Inc. Dated June 3, 2010
News Release
Visit our web site at: www.streamlinehealth.net

COMPANY CONTACT:	INVESTOR CONTACT:
J. Brian Patsy	Joe Diaz, Robert Blum or Joe Dorame
Chief Executive Officer	Lytham Partners, LLC
(513) 794-7100	(602) 889-9700
FOR IMMEDIATE RELEASE
STREAMLINE HEALTH® SOLUTIONS REPORTS FIRST QUARTER RESULTS
Cincinnati, Ohio — June 3, 2010 — Streamline Health Solutions, Inc. (Nasdaq CM: STRM) today announced financial results for the first quarter of fiscal year 2010, ended April 30, 2010.
Highlights for the quarter included:
•	Application-hosted recurring revenues increased by 24%;
•	New bookings for the quarter, excluding maintenance revenue, totaled approximately $1.2 million.
•	New application-hosted BPM contract secured with Children’s National Medical Center in Washington, DC;
•	East Orange General Hospital in New Jersey signs on as application-hosted customer;
The Company recognized revenues of approximately $3.5 million, compared to $3.8 million in the comparable prior year quarter. The revenues recognized are derived primarily from recurring revenues recognized from application-hosted and maintenance contracts. Recurring revenues from application-hosted contracts were up 24% for the quarter, or $162,000. Results for the quarter were impacted by a decrease in professional services revenues of $144,000 and a decrease in hardware and third-party software sales of $182,000.

New bookings for the quarter, excluding maintenance services were nearly $1.2 million. Approximately 61% of these new bookings were from hosting contracts which is consistent with recent historical trends and expectations. Backlog at April 30, 2010 was $18.6 million, compared with $19.9 million at January 31, 2010.
The Company incurred a net loss of approximately $1.2 million, or $(0.13) per fully diluted share, in the first quarter fiscal 2010, compared to net earnings of $16,000 or $0.00 per fully diluted share, in the first quarter of fiscal 2009. Operating expenses were $4.7 million, compared to $3.7 million in the comparable prior year quarter, primarily driven by increased amortization of capitalized software development costs relating to accessANYware 5.0 and other development projects reaching general release in the second half of fiscal 2009. Additionally, increased professional services staffing, sales initiatives, legal and accounting fees, and compensation expenses, including bonus re-instatement, impacted the financial results of the quarter.
During the first quarter of 2010, the Company completed a review by product of the estimated useful lives of its capitalized software development costs. After reviewing strategic plans, analyzing the historical useful life of the software products, forecasting product life cycles and demand expectations, the Company revised the estimated useful lives for certain products, extending the useful life from three years to five years. The Company accounted for the change in useful life as a change in accounting estimate which is accounted for on a prospective basis effective February 1, 2010. For the three months ended April 30, 2010 the change resulted in a reduction of amortization expense of approximately $250,000, an increase in income from continuing operations and net income of $250,000 and a decrease in basic and diluted loss per share of $0.03. The annualized impact of this change should reduce capitalized software amortization expense by nearly $1.0 million.
The Company incurred a non-GAAP adjusted EBITDA loss of $276,000, or $(0.03) per fully diluted common share (adjusted), compared to adjusted EBITDA earnings of $0.08 per fully diluted common share (adjusted) in the first quarter of fiscal 2009. Streamline Health defines “adjusted EBITDA” as operating loss plus depreciation and amortization of tangible and intangible assets, and stock-based compensation expense. The Company believes that is it useful for investors to review both the presented GAAP and non-GAAP financial measures when evaluating its performance especially given its relatively large non-cash amortization items.

J. Brian Patsy, Chief Executive Officer of Streamline Health, commented, “We anticipate an increase in demand for our solutions as stimulus funds from the American Recovery and Reinvestment Act of 2009 (ARRA) become available to healthcare organizations who demonstrate “Meaningful Use” of electronic health records (EHR). “Meaningful Use” is a federally mandated criterion for physician adoption of EHR’s that many care providers are trying to achieve in order to qualify for these funds. Our solutions can assist healthcare organizations in achieving “Meaningful Use” by conveniently providing 100% of the patient health information to the physician at the point of care, thereby encouraging full use of EHR’s. The need for medical professionals and clinicians to access usable and meaningful real-time patient information within the context of a complete medical record is growing. Medical institutions have no choice but to better position themselves for improved operational and financial performance going forward. Our products and services provide leading-edge solutions for many of the efficiency and adoption issues that hospital organizations need to address.”
“We are also pleased with the response from current customers and potential prospects on our departmental workflow solutions. Departmental workflows are relatively moderate-cost solutions that can have a big impact in terms of efficiency and cost savings to our clients.” Mr. Patsy continued, “As announced with the year-end fiscal 2009 earnings release, we secured a strategic contract with the Children’s National Medical Center in Washington D.C. for our enterprise Audit Program Management Solution which supports the audits required by Medicare, Medicaid, and third-party payers. We remain excited about the possibilities for growth in this market niche.”
Mr. Patsy commented further, “As previously announced, we were selected by the East Orange General Hospital in this recent quarter to implement our accessANYware health information management hosted solution to provide enhanced operating efficiency, improve patient outcomes and achieve meaningful adoption throughout their enterprise. Our solution will work seamlessly with East Orange Medical Center’s clinical information system to provide clinicians immediate access to complete patient information.”
Mr. Patsy concluded, “We believe that the current trend of lower capital outlays by hospitals to implement new solutions will remain intact for the foreseeable future. Our application-hosted solutions directly address the strategic direction that our hospital customers have adopted. The two new application-hosted delivery contract bookings in the first quarter indicate to us that we are in the right place to address the needs of the market. We believe that our ability to be flexible in delivering solutions to the market that manage costs and improve operating efficiencies will permit us to return to consistent growth in the coming years.”

Conference Call Information
The Company will conduct a conference call and web cast to review the results of the first quarter of fiscal 2010 later today, June 3, 2010 at 4:30 p.m. ET.
Interested parties can access the call by dialing (877) 317-6789 or (412) 317-6789, or can listen via a live Internet web cast, which can be found at www.streamlinehealth.net. A replay of the call will be available by visiting www.streamlinehealth.net/ for 30 days or by calling (877) 344-7529 or (412) 317-0088, access code 441264, through June 8, 2010.
About Streamline Health
Streamline Health is a leading supplier of document workflow and document management tools, applications and services that assist strategic business partners and healthcare organizations to improve operational efficiencies through business process optimization. The Company provides integrated tools and technologies for automating document-intensive environments, including document workflow, document management, e-forms, connectivity, optical character recognition (OCR) and business process integration.
The Company’s workflow-based services offer solutions to inefficient and labor-intensive healthcare business processes throughout the revenue cycle, such as chart coding, abstracting and completion, remote physician referral order processing, pre-admission registration scanning and signature capture, financial screening, perioperative processing, Recovery Audit Contractor (RAC) mitigation processing, secondary billing services, explanation of benefits processing and release of information processing. The Company’s solutions also address the document workflow needs of the Human Resource and Supply Chain Management processes of the healthcare enterprise. All solutions are available through a ‘Software as a Service’ (SaaS) model of delivery via the Company’s Remote Hosting Center that better matches customers’ capital or operating budget needs, or via a locally installed software licensing model.
Streamline Health’s solutions create a permanent document-based repository of historical health information that is complementary and can be seamlessly integrated with existing disparate clinical, financial and administrative information systems, providing convenient electronic access to all forms of patient information from any location, including secure web-based access. These integrated solutions allow providers and administrators to link existing systems with documents, which can dramatically improve the availability of patient information while decreasing direct costs associated with document retrieval, work-in-process, chart processing, document retention, and archiving. For additional information please visit our website at http://www.streamlinehealth.net.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995
Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to risks and uncertainties. The forward looking statements contained herein are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements, included herein. These risks and uncertainties include, but are not limited to, the impact of competitive products and pricing, product demand and market acceptance, new product development, key strategic alliances with vendors that resell the Company products, the ability of the Company to control costs, availability of products produced from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accountings Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry, the markets in which the Company operates and nationally, and the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Financial Tables on Following Pages

STREAMLINE HEALTH SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Three Months Ended April 30,
(Unaudited)

	2010	2009
Revenues:
Systems sales	$150,438	$347,044
Services, maintenance and support	2,543,575	2,716,241
Application-hosting services	850,003	687,514

Total revenues	3,544,016	3,750,799

Operating expenses:
Cost of systems sales	737,889	665,660
Cost of services, maintenance and support	1,382,210	1,064,130
Cost of application-hosting services	457,028	431,805
Selling, general and administrative	1,697,577	1,214,970
Product research and development	470,171	346,247

Total operating expenses	4,744,875	3,722,812

Operating profit (loss)	(1,200,859)	27,987
Other income (expense):
Interest expense	(22,335)	(7,466)
Other income	51,809	2,820

Earnings (loss) before taxes	(1,171,385)	23,341
Income taxes	(5,000)	(7,000)

Net earnings (loss)	$(1,176,385)	$16,341

Basic net earnings (loss) per common share	$(0.13)	$0.00

Diluted net (loss) per common share	$(0.13)	$0.00

Number of shares used in per common share computations:
Basic	9,413,367	9,354,782

Diluted	9,413,367	9,404,364

STREAMLINE HEALTH SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Assets

	(Unaudited)	(Audited)
	April 30,	January 31,
	2010	2010
Current assets:
Cash and cash equivalents	$1,026,061	$1,025,173
Accounts receivable, net of allowance for doubtful accounts of $100,000	1,355,148	1,922,279
Contract receivables	525,972	1,182,308
Prepaid hardware and third party software for future delivery	145,952	149,281
Prepaid other, including prepaid customer maintenance contracts	1,489,020	1,363,332
Deferred income taxes	224,000	224,000

Total current assets	4,766,153	5,866,373

Property and equipment:
Computer equipment	3,111,363	2,987,039
Computer software	1,845,480	1,816,397
Office furniture, fixtures and equipment	747,867	747,867
Leasehold improvements	574,257	574,257

	6,278,967	6,125,560
Accumulated depreciation and amortization	(4,566,281)	(4,344,432)

	1,712,686	1,781,128

Contract receivables, less current portion	146,630	146,093
Capitalized software development costs, net of accumulated amortization of $11,026,998 and $10,411,828, respectively	8,130,122	8,049,292
Other, including deferred income taxes of $1,651,000 and $1,651,000, respectively	1,677,594	1,681,661

	$16,433,185	$17,524,547

STREAMLINE HEALTH SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Liabilities and Stockholders’ Equity

	(Unaudited)	(Audited)
	April 30,	January 31,
	2010	2010

Accounts payable	$604,390	$887,928
Accrued compensation	569,046	559,235
Accrued other expenses	413,485	476,504
Current portion of capital lease obligation	188,926	249,309
Current portion of deferred revenues	4,615,863	4,956,303

Total current liabilities	6,391,710	7,129,279

Deferred revenues, less current portion	437,992	602,239
Line of Credit	1,700,000	900,000
Other	183,637	161,666

Total liabilities	8,713,339	8,793,184

Stockholders’ equity:
Convertible redeemable preferred stock, $.01 par value per share 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value per share, 25,000,000 shares authorized, 9,623,179 and 9,436,824 shares issued, respectively	96,232	94,368
Additional paid in capital	36,328,750	36,160,126
Accumulated other comprehensive income	—	5,620
Accumulated (deficit)	(28,705,136)	(27,528,751)

Total stockholders’ equity	7,719,846	8,731,363

	$16,433,185	$17,524,547

STREAMLINE HEALTH SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Three Months Ended April 30,
(Unaudited)

	2010	2009
Operating activities:
Net earnings (loss)	$(1,176,385)	$16,341
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	837,019	624,747
Share-based compensation expense	87,446	66,139

Changes in assets and liabilities:
Accounts and contract receivables	1,222,930	46,072
Other current assets	(127,979)	(276,835)
Accounts payable and accrued expenses	(336,746)	306,358
Deferred revenues	(504,687)	(1,651,917)

Net cash provided by (used in) operating activities	1,598	(869,095)

Investing activities:
Purchases of property and equipment	(153,407)	(189,394)
Capitalization of software development costs	(696,000)	(949,000)
Other	(34,344)	(12,641)

Net cash (used in) investing activities	(883,751)	(1,151,035)

Financing activities:
Proceeds from stock purchase plan and exercise of stock options	83,041	—
Net change in bank line of credit	800,000	—

Net cash provided by (used in) financing activities	883,041	—

Increase (decrease) in cash and cash equivalents	888	(2,020,130)
Cash and cash equivalents at beginning of period	1,025,173	3,128,801

Cash and cash equivalents at end of period	$1,026,061	$1,108,671

Supplemental cash flow disclosures:
Interest paid	$13,276	$7,444

Income taxes paid	$8,994	$9,686

STREAMLINE HEALTH SOLUTIONS, INC.
Backlog
(Unaudited)
Table A
Backlog

	April 30,	January 31,	April 30,
	2010	2010	2009

Streamline Health Software Licenses	$188,000	$201,000	$2,022,000
Custom Software	107,000	105,000	138,000
Hardware and Third Party Software	145,000	171,000	524,000
Professional Services	3,800,000	3,977,000	4,170,000
Application Hosting Services	9,310,000	9,414,000	11,890,000
Recurring Maintenance	5,078,000	5,987,000	5,561,000

TOTAL	$18,628,000	$19,855,000	$24,305,000

STREAMLINE HEALTH SOLUTIONS, INC.
Bookings
(Unaudited)
Table B
New bookings (a)

	Three Months Ended
	April 30, 2010
		% of Total
	Value	Bookings
Streamline Health Software licenses	$—	—
Application Hosting Services	723,000	61%
Professional services	371,000	31%
Hardware & third party software	91,000	8%

Total bookings	$1,185,000	100%

(a)	Bookings are the aggregate of signed contracts and/or completed customer purchase orders approved and accepted by the Company as binding commitments to purchase its products and/or services. New bookings do not include maintenance services as these tend to be recurring in nature on an annual or more frequent basis.

STREAMLINE HEALTH SOLUTIONS, INC.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
Table C
This press release contains a non-GAAP financial measure under the rules of the U.S. Securities and Exchange Commission for adjusted EBITDA. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget. Non-GAAP financial measures are used by Streamline Health’s management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, the Company believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. The Company’s management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.
Reconciliation of operating profit (loss) to non-GAAP adjusted EBITDA (a), unaudited.

	Three Months Ended
	April 30,
	2010	2009
Operating profit (loss)	$(1,200,859)	$27,987
EBITDA adjustments
Stock-based compensation	87,446	66,139
Amortization of capitalized software development costs	615,170	432,109
Depreciation and amortization — other	221,849	192,638

Adjusted EBITDA	$(276,394)	$718,873

(a)	Earnings Before Interest, Tax, Depreciation, Amortization and Stock-Based Compensation
Reconciliation of diluted net earnings per common share to non-GAAP diluted earnings per common share

	Three Months Ended
	April 30,
	2010	2009
Diluted earnings from operations per common share	$(0.13)	$0.00

Stock-based compensation	0.01	0.01
Amortization of capitalized software development costs	0.07	0.05
Depreciation and amortization — other	0.02	0.02

Adjusted earnings from operations per common share	$(0.03)	$0.08